RESTRUCTURE AGREEMENT

THIS RESTRUCTURE AGREEMENT (this "***Agreement***") is entered into effective on the 1st day of January, 2022 (the "***Effective Date***"), by and among **PFMG HOLDINGS, L.L.C.,** a Georgia limited liability company ("***PFMG Holdings***" or "***Lender***"), **PREMIER FUNERAL MANAGEMENT GROUP, LLC,** a Delaware limited liability company ("***PFMG***"), and its affiliates, **PREMIER FUNERAL MANAGEMENT SERVICES III, LLC,** a Delaware limited liability company ("***PFM Services III***"), **PREMIER FUNERAL MANAGEMENT GROUP V, LLC,** a Delaware limited liability company ("***PFMG V***"), and **PREMIER FUNERAL MANAGEMENT GROUP VI, LLC,** a Delaware limited liability company ("***PFMG VI***") (PFMG, PFM Services III, PFMG V and PFMG VI are herein collectively referred to as the "**Borrower**") and **REMEMBRANCE GROUP, INC.**, a Delaware corporation, formerly known as PF Management Services, LLC, ("**RGI**") ("***Guarantor***").

Recitals

A. PFMG Holdings and PFM Services III entered into a series of transactions designed to assist PFM Services III with the acquisition of McFarland Funeral Home (those transactions and any subsequent loans, security or other agreements entered with respect thereto being the "**McFarland Transaction**"). As part of the McFarland Transaction, PFM Services III executed a promissory note in the original amount of $250,000.00 in favor of PFMG Holdings which is dated June 17, 2015; ("**PFM Services III $250K Note**").

B. In addition, and as part of the McFarland Transaction, PFM Services III later borrowed additional funds and executed a promissory note in the original amount of $545,000.00 in favor of PFMG Holdings which is dated August 1, 2016; ("**PFM Services III $545K Note**").

C. In connection with the above financing, PFMG Holdings and PFM Services III entered into a Lease Agreement, dated June 17, 2015, ("PFM Services III Lease") on the Premises described as:

McFarland Funeral Chapel
54 McFarland Drive
Tyron, North Carolina 28782

D. The collateral provided to PFMG Holdings for the above PFM Services III $250K Note, the PFM Services III $545K Note and the PFM Services III Lease includes, but is not limited to, the following assets:

a. All furniture, furnishings, fixtures, machinery, equipment, inventory, accounts, choses-in-action, and other tangible and intangible

persons property used in connection with the McFarland Funeral Chapel, 54 McFarland Drive, Tryon North Carolina, 28782.

b. A second mortgage on the real estate located at 112 South 21st Street, Middlesboro, Kentucky 40965 upon which the Creech Funeral Home is located.

c. All furniture, furnishings, fixtures, machinery, equipment, inventory, accounts, choses-in-action, and other tangible and intangible persons property used in connection with the Creech Funeral Home, 112 South 21st Street, Middlesboro, Kentucky 40965.

Herein the "**McFarland Collateral**".

E. PFMG Holdings and PFMG V entered into a series of transactions designed to assist PFMG V with the acquisition of Sharp Funeral Home (those transactions and any subsequent loans, security or other agreements entered with respect thereto being the "**Sharp Transaction**") and as part of the Sharp Transaction, PFMG V executed a promissory note in the original principal amount of $734,000.00 in favor of PFMG Holdings which is dated November 5, 2015; ("**PFMG V Note**").

F. In connection with the Sharp Transaction, PFMG Holdings and PFMG V entered into a Lease Agreement, dated November 5, 2015, ("**PFMG V Lease**") on the Premises described as:

Sharp Funeral Home
209 Roane Street
Oliver Springs, Tennessee 37840

G. The collateral provided to PFMG Holdings for the PFMG V Note and the PFMG Lease and includes, but is not limited to, the assets related to Sharp Funeral Home (herein the "**Sharp Collateral**").

H. PFMG Holdings and PFMG VI entered into a series of transactions designed to assist PFMG VI with the acquisition of Masciarelli Funeral Homes (those transactions and any subsequent loans, security or other agreements entered with respect thereto being the "**Masciarelli Transaction**") and as part of the Masciarelli Transaction, PFMG VI executed a promissory note in the original principal amount of $148,000.00, in favor of PFMG Holdings which is dated October 28, 2016; ("**PFMG VI Note**").

I. In connection with the Masciarelli Transaction, PFMG Holdings and PFMG VI entered into a Lease Agreement, dated November 5, 2015, ("**PFMG VI Lease**") on the Premises described as:

Smith-Mallahy-Masciarelli Funeral Home
Sawyer-Miller-Masciarelli Funeral Home
225, 243 and 253 Water Street
Fitchburg, Massachusetts 01420

123 Main Street
Westminster, Massachusetts 01462

763 Massachusetts Avenue
Lunenburg, Massachusetts 01473

J. The collateral provided to PFMG Holdings for the above PFMG VI Note includes, but is not limited to, the asset related to Masciarelli Funeral Home including the following assets:

All furniture, furnishings, fixtures, machinery, equipment, inventory, accounts, choses-in-action, and other tangible and intangible personal property used in connection with the Smith-Mallahy-Masciarelli Funeral Home and the Sawyer-Miller-Masciarelli Funeral Home, 225, 243 and 253 Water Street, Fitchburg, Massachusetts, 123 Main Street, Westminster, Massachusetts, and 763 Massachusetts Avenue, Lunenburg, Massachusetts;

Herein the "**Masciarelli Collateral**".

NOW THEREFORE, for and in consideration of the covenants, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties to this Agreement to hereby agree as follows:

1. **Recitals**. The Recitals to this Agreement are true and correct and by this reference are included in the body of this Agreement.

2. **PFM Services III**. As a part of the terms of this Agreement, the following shall occur effective as of the Effective Date:

   a. **PFM Service III $250K Note**. PFM Services III shall, as of the closing date on the transactions contemplated herein, pay off the PFM Services III $250K Note (including all unpaid principal and all accrued, but unpaid interest).

   b. **PFM Service III $545K Note**. The PFM Service III $545K Note shall be modified to reflect an interest rate of Eight and one-half percent (8.5%) effective as of the closing date of the transactions contemplated herein.

   c. **PFM Services III Lease**. The PFM Services III Lease shall be amended as follows:

      i. The new Annual Rent amount for the PFM Services III Lease shall be $140,000.00 and the monthly rent shall be $11,666.67; and

      ii. Increases in Annual Rent shall be applied annually and shall be a flat rate of two and one-half percent (2.5%); and

      iii. The Initial Term of the amended lease shall be 5 years and there shall be three (3) five (5) year renewals. Each renewal shall automatically be deemed exercised unless the option to purchase

(include in the PFM Services III Lease) is exercised and the property purchased (which can only occur if the PFM Service III $545K Note is paid off); and

iv. The purchase price utilized for the Option to Purchase included in the PFM Services III Lease shall be modified such that the calculation of the purchase price is the annual rent divided by 7.75%.

3. **PFMG V**. As a part of the terms of this Agreement, the following shall occur:

a. **PFMG V Note**. The PFMG V Note shall be modified to reflect an interest rate of Eight and one-half percent (8.5%) effective as of the date of the closing of the transactions contemplated herein.

b. **PFMG V Lease**. The PFM Services III Lease shall be amended as follows:

i. The new Annual Rent amount for the PFMG V Lease shall be $105,000.00 and the monthly rent shall be $8,750.00; and

ii. The Initial Term of the amended lease shall be 5 years and there shall be three (3) five (5) year renewals. Each renewal shall automatically be deemed exercised unless the option to purchase (include in the PFMG V Lease) is exercised and the property purchased (which can only occur if the PFMG V Note is paid off); and

iii. The purchase price utilized for the Option to Purchase included in the PFMG V Lease shall be modified such that the calculation of the purchase price is the annual rent divided by 7.75%.

4. **PFMG VI**. As a part of the terms of this Agreement, the following shall occur:

a. **PFMG VI Note**. PFMG VI shall, as of the closing date on the transactions contemplated herein, pay off the PFMG VI Note (including all unpaid principal and all accrued, but unpaid interest).

b. **PFMG VI Lease**. The PFMG VI Lease shall be amended as follows:

i. The new Annual Rent amount for the PFMG VI Lease shall be $185,000.00 and the monthly rent shall be $15,416.67; and

ii. The Initial Term of the amended lease shall be 5 years and there shall be three (3) five (5) year renewals. Each renewal shall automatically be deemed exercised unless the option to purchase (included in the PFMG VI Lease) is exercised and the property purchased (which can only occur if the PFMG VI Note is paid off); and

iii. The purchase price utilized for the Option to Purchase included in the PFMG VI Lease shall be modified such that the calculation of the purchase price is the annual rent divided by 7.75%.

5. **Effect of Agreement**. Each party comprising the Borrower acknowledges and agrees as follows: This Agreement is intended to modify only those terms as specified herein (and only those documents as specified herein) and is not intended to release any collateral pledged by any party to PFMG Holding or otherwise reduce or eliminate any other collateral, security, remedy, subordination or other right of or remedy available to PFMG Holdings. Except as specified in this Agreement and as memorialized in modifications to the PFM Services III $545 Note, the PFM Services III Lease, the PFMG V Note, the PFMG V Lease, the and the PFMG VI Lease, this Agreement and such ancillary agreements shall not change any rights and obligations of the Parties hereto. All collateral securing any of the obligations of the applicable Parties to PFMG Holdings shall be and remain collateral securing the such obligations and such collateral shall not be diminished in any way and shall be and remain security for the full and prompt performance of the obligations of PFMG Services III, PFMG V, PFMG VI, and any Guarantor of such obligations to PFMG Holdings. Additionally, this Agreement shall not nor shall any ancillary agreement alter, limit or reduce any (i) collateral assignment given with respect to the obligations of the parties to the Agreement to PFMG Holdings, (ii) any subordination given with respect to such obligations (iii) any pledge of assets or mortgage of real property given with respect to such obligations or (iv) any other right or remedy provided to PFMG Holdings with respect to such obligations.

6. **Attorneys' Fees**. Notwithstanding anything herein to the contrary, in the event of litigation between the parties, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs including without limitation, in bankruptcy and appellate proceedings.

7. **Counterparts**. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

8. **Governing Law; Waiver of Jury Trial; Jurisdiction and Venue**. This Agreement shall be governed, interpreted, construed, and enforced in accordance by the laws of the State of Florida without giving effect to the choice of law principles thereof that would result in the application of the laws of any other jurisdiction.

9. **Notices**. Any notices required hereunder shall be deemed effective if in writing and delivered by hand or mailed in the United States Mail, postage prepaid, or mailed certified mail, with return receipt requested, or mailed by express courier with confirmed delivery date. The effective date of notice shall be the day of delivery by hand; and if mailed by regular mail, four days following the mailing thereof; and if by certified mail or express courier, the date of receipt thereof. For purposes of notification, a business day shall be deemed any day on which United States Postal Service shall have regular mail

deliveries to the address to which the notice is mailed. Unless otherwise directed in writing, notices shall be sent to the following addresses:

If to Lender:

PFMG Holdings, L.L.C.
3320 Thomasville Road, Suite 200,
Tallahassee, FL 32308

If to the Borrower:

Premier Funeral Management Group, LLC
365 5th Avenue South, Suite 201
Naples, Florida 34102

Premier Funeral Management Services III, LLC
365 5th Avenue South, Suite 201
Naples, Florida 34102

Premier Funeral Management Group V, LLC
365 5th Avenue South, Suite 201
Naples, Florida 34102

Premier Funeral Management Group VI, LLC
365 5th Avenue South, Suite 201
Naples, Florida 34102

Remembrance Group, Inc.
365 5th Avenue South, Suite 201
Naples, Florida 34102

10. Survival of Representations, Warranties, Covenants, and Obligations. Borrower and Guarantor understand and agree that in extending the concessions provided for in this Agreement, Lender is relying on all representations, warranties, and covenants made by Borrower and/or Guarantor in this Agreement and in any and all other documents comprising or related to the McFarland Transactions, the Sharp Transaction or the Masciarelli Transaction (herein collectively the "**Transaction Documents**") or in any certificate or other instrument delivered by the parties to Lender under this Agreement or the Transaction Documents. The terms, covenants, and obligations of the Borrower and Guarantor, as provided herein, shall specifically survive the Loan closing and be binding on the parties hereto during the term of any Loan described and referred to herein and any modifications or renewal thereof.

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[Signatures on following pages]

LENDER:

PFMG Holdings, L.L.C.,
Georgia limited liability company

By: ______________________

Its: Authorized Agent

BORROWER:

Premier Funeral Management Group, LLC,
a Delaware limited liability company

By: ______________________

Its: Manager

Premier Funeral Management Services III, LLC,
a Delaware limited liability company

By: ______________________

Its: Manager

Premier Funeral Management Group V, LLC,
a Delaware limited liability company

By: ______________________

Its: Manager

Premier Funeral Management Group VI, LLC,
a Delaware limited liability company

By: ______________________

Its: Manager

GUARANTOR:

REMEMBRANCE GROUP, INC.,
a Delaware corporation,
formerly known as PF Management Services, LLC

By: ____________________

Its: